Howard Hughes Holdings Inc. First Quarter 2026 Supplemental Information March 31, 2026 Exhibit 99.2

2H O W A R D H U G H E S H O L D I N G S Cautionary Statements Forward-Looking Statements This presentation includes forward-looking statements. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to current or historical facts. These statements may include words such as “anticipate,” "believe," “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” "project,” “realize,” “should,” “transform,” "will," “would” and other statements of similar expression. Forward-looking statements give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to materially differ from any future results, performance or achievements expressed or implied by such forward-looking statements. We caution you not to rely on these forward-looking statements. For a discussion of the risk factors that could have an impact on these forward-looking statements, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Securities and Exchange Commission (SEC) on February 19, 2026. The statements made herein speak only as of the date of this presentation, and we do not undertake to update this information except as required by law. Past performance does not guarantee future results. Performance during time periods shown is limited and may not reflect the performance for the full year or future years, or in different economic and market cycles. Non-GAAP Financial Measures Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP); however, we use certain non-GAAP performance measures in this presentation, in addition to GAAP measures, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer companies more meaningful. Management continually evaluates the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. The non-GAAP financial measures used in this presentation are operating assets net operating income (NOI), total operating assets NOI, same store NOI, adjusted maintenance free cash flow, adjusted G&A expense, and net debt. Non-GAAP financial measures should not be considered independently, or as a substitute, for financial information presented in accordance with GAAP and our calculation of these non-GAAP measures may differ from similarly titled measures used by other companies. A detailed description of the non-GAAP financial measures used in this presentation, along with their definitions and purposes is provided on the “Non-GAAP Definitions” section (page 15) included in this supplemental presentation and reconciliations to the most directly comparable GAAP measures are included on the applicable pages within this presentation. Additional Information Our website address is www.howardhughes.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other publicly filed or furnished documents are available and may be accessed free of charge through the “Investors” section of our website under the "Financial Reporting" subsection, as soon as reasonably practicable after those documents are filed with, or furnished to, the SEC. Also available through the Investors section of our website are beneficial ownership reports filed by our directors, officers, and certain shareholders on Forms 3, 4, and 5. Monetary amounts presented are calculated based on the amounts in thousands of dollars stated in our consolidated financial statements, and then rounded to the nearest million. Therefore, certain totals may not recalculate based on the amounts rounded to the nearest million.

3H O W A R D H U G H E S H O L D I N G S Table of Contents Topics Page # Howard Hughes Holdings (HHH) Company Highlights 4 Howard Hughes Communities (HHC) Highlights 5 Performance Update 6 Master Planned Communities 7 Operating Assets 9 Condominiums 11 Other Expenses 13 Debt & Liquidity 14 Non-GAAP Definitions 15 Appendix 17

Howard Hughes Holdings Company Highlights

Solid start to 2026, with strong MPC earnings growth, continued leasing momentum across Operating Assets, substantial liquidity, and steady progress toward closing the pending Vantage acquisition

- Continue to make steady progress on the Vantage acquisition and are on track to close the transaction in Q2 2026, subject to regulatory approvals
- Continued momentum across its core real estate platform highlighted by 33% growth in MPC EBT and 11% increase in net new home sales within Howard Hughes Communities
- Steady performance within Operating Assets segment led by multifamily with 5% same store NOI growth
- New Downtown Summerlin financing of $300 million highlights the strength of one of the portfolio's highest-quality retail assets, reflecting solid operating performance and the successful transition and upgrade of tenants following the property's 10-year anniversary
- During the quarter, HHC issued $1.0 billion of senior notes ($500 million due 2032 and $500 million due 2034) and used the proceeds to redeem its $750 million senior notes due 2028, including accrued and unpaid interest

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Howard Hughes Communities Highlights

6H O W A R D H U G H E S H O L D I N G S ($ in millions) Q1 2026 Q1 2025 TTM Q1 2026 TTM Q1 2025 Master Planned Communities: MPC Segment EBT $84.4 $63.3 $497.2 $388.1 Margin-Affected Residual Value for Wholly Owned MPCs Only $5,788.0 $6,232.9 N/A N/A Operating Assets: Adjusted Maintenance Free Cash Flow $29.5 $25.9 $99.1 $79.1 Condominiums: Condo Gross Profit $— $0.1 $0.6 $200.0 Other Expenses: HHH Adjusted G&A and Net Interest Expense(1) $33.9 $40.0 $134.6 $158.3 Howard Hughes Communities Performance Update 1 2 3 4 Note: Adjusted Maintenance Free Cash Flow and Adjusted G&A Expense are non-GAAP performance measures. See the “Definitions” section for definitions of our non-GAAP measures and reasons management believes these measures are useful to investors. (1) Adjusted Net Interest Expense amount disclosed in this presentation excludes MPC net interest income that is already included in MPC Segment EBT and Operating Assets net interest expense that is already included in Adjusted Maintenance Free Cash Flow.

1 Master Planned Communities: Earnings Before Taxes

($ in millions, unless otherwise noted)	Q1 2026	Q1 2025	TTM Q1 2026	TTM Q1 2025	Trailing 5-Year Avg.
Earnings Before Taxes					
Total Acres Closed	87.0 ac.	70.2 ac.	637.3 ac.	484.5 ac.	472.4 ac.
Price Per Acre Achieved ($ in thousands)	$984	$991	$892	$1,015	$837
Residential Land Sales Closed	**$85.6**	**$69.6**	**$568.4**	**$492.0**	**$395.2**
Total Acres Closed	5.8 ac.	— ac.	35.9 ac.	10.0 ac.	73.2 ac.
Price Per Acre Achieved ($ in thousands)	$613	$0	$661	$218	$423
Commercial Land Sales Closed	**$3.6**	**$0.0**	**$23.7**	**$2.2**	**$31.0**
Net Recognized (Deferred) Revenue	8.9	(0.5)	(18.4)	(22.5)	(18.0)
Special Improvement District Revenue	1.4	2.5	16.8	20.8	13.9
Master Planned Communities Land Sales	**$99.6**	**$71.6**	**$590.5**	**$492.4**	**$422.1**
Other Revenues	4.0	3.5	20.4	17.3	18.8
Builder Price Participation	8.7	9.3	51.7	48.7	56.8
Total Revenues	**$112.3**	**$84.5**	**$662.7**	**$558.5**	**$497.7**
MPC Segment EBT	**$84.4**	**$63.3**	**$497.2**	**$388.1**	**$357.5**

Commentary

- MPC EBT increased 33% quarter over prior-year quarter primarily driven by Bridgeland, which had a 67% increase in residential acres sold and at 14% higher pricing than the prior period
- TTM Q1 2026 residential price per acre includes $100 million bulk sale in Summerlin at below-average pricing; excluding this sale, the TTM Q1 2026 residential price per acre would be $1.2 million
- Net new home sales increased across all communities during the quarter compared to the prior year, with Bridgeland achieving a 12% increase, Summerlin a 6% increase, and The Woodlands Hills a 38% increase

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1 Master Planned Communities: Land Bank Overview

($ in millions, unless otherwise noted)	Wholly Owned MPCs					Joint-Venture MPCs	
	Summerlin	Bridgeland	The Woodlands	The Woodlands Hills	Wholly Owned MPC Total	Teravalis [5]	Floreo [5][6]
Residential Land							
Remaining Saleable Acres [1]	1,963 ac.	1,172 ac.	64 ac.	614 ac.	3,813 ac.	15,908 ac.	1,061 ac.
Estimated Price Per Acre ($ in thousands) [2]	$ 1,936	$ 647	$ 666	$ 394	$ 1,270	N/A	N/A
Estimated Residual Land Value [2]	**$ 3,800**	**$ 758**	**$ 43**	**$ 242**	**$4,843**	**N/A**	**N/A**
Estimated Sellout Year	*2043*	*2032*	*2031*	*2035*		*2086*	*2038*
Commercial Land							
Remaining Saleable Acres [1]	494 ac.	1,093 ac.	679 ac.	181 ac.	2,447 ac.	10,531 ac.	116 ac.
Estimated Price Per Acre ($ in thousands) [2]	$ 883	$ 737	$ 945	$ 618	$ 815	N/A	N/A
Estimated Residual Land Value [2]	**$ 436**	**$ 806**	**$ 642**	**$ 112**	**$1,995**	**N/A**	**N/A**
Estimated Buildout Year	*2039*	*2046*	*2034*	*2032*		*2086*	*2032*
MPC Total							
Estimated Residual Land Value [2]	$ 4,237	$ 1,564	$ 684	$ 354	$ 6,838	N/A	N/A
Projected Cash Gross Margin [3]	81.1%	88.7%	96.0%	87.1%	84.6%	N/A	N/A
Margin-Affected Residual Value [3]	**$ 3,436**	**$ 1,387**	**$ 657**	**$ 308**	**$5,788**	**N/A**	**N/A**
MPC Assets Book Value [4]						**$548**	**$291**
Economic Ownership %	*100%*	*100%*	*100%*	*100%*	*100%*	*88%*	*50%*

(1) Fluctuations in remaining saleable acres from period to period are due to land sales or changes to the community's master plans. Remaining saleable acres for Summerlin excludes anticipated bulk sales in which the Company delivers unfinished lots at a lower price per acre. (2) Estimated price per acre represents an average of the uninflated undiscounted estimated price per acre expected to be achieved over the next 5 years per our land models. Estimated price per acre for Summerlin excludes the impact of anticipated bulk sales. Estimated residual land value is the estimated price per acre multiplied by the remaining saleable acres. (3) Projected cash gross margin represents the net cash margin expected to be received in the future and includes all future projected revenues less all remaining future projected cash development costs. The projected cash gross margin does not include remaining historical development costs incurred to date. Margin-Affected Residual Land Value is the estimated residual land value multiplied by the projected cash gross margin. (4) MPC Assets Book Value is provided in place of Margin-Affected Residual Land Value for Teravalis and Floreo as we are still in the early stages of development for these MPCs. These amounts represents 100% of the book value of the MPC assets at Teravalis and Floreo. (5) The Company owns an 88% interest in and consolidates Teravalis. The Company owns a 50% interest in Floreo and accounts for its investment under the equity method. These metrics represent 100% of Teravalis' and Floreo's remaining saleable acreage. (6) Floreo's residential average price per acre is $0.8 million, commercial average price per acre is $0.3 million, and projected cash gross margin is 49.0%.

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2 Operating Assets: Adjusted Maintenance Free Cash Flow

($ in millions)	Q1 2026	Q1 2025	TTM Q1 2026	TTM Q1 2025
NOI to Adjusted Maintenance Free Cash Flow				
Total Operating Assets NOI	**$73.1**	**$71.6**	**$277.9**	**$263.0**
YoY Same Store NOI Growth	*2 %*	*10 %*	*7 %*	*6 %*
YoY Total NOI Growth	*2 %*	*9 %*	*6 %*	*7 %*
Less: Operating Assets Net Interest Expense	(33.5)	(34.2)	(135.9)	(139.5)
Less: Amortization of Deferred Leasing Costs	(3.0)	(3.6)	(12.3)	(12.8)
Less: Depreciation of Tenant Improvement Expenditures	(7.2)	(7.9)	(30.5)	(31.6)
Adjusted Maintenance Free Cash Flow	**$29.5**	**$25.9**	**$99.1**	**$79.1**
YoY Adjusted Maintenance Free Cash Flow Growth	*14 %*	*25 %*	*25 %*	*16 %*

Commentary

- Total Operating Assets NOI increased 2% to $73.1 million, supported by continued leasing activity and rent-abatement burn-off across the portfolio
- 7% same store NOI growth over the past year driven primarily by leasing efforts across multifamily and office assets
- Adjusted maintenance free cash flow increased 14% during the quarter compared to the prior period and increased 25% on a TTM basis

Note: Total Operating Assets NOI and Adjusted Maintenance Free Cash Flow are non-GAAP performance measures. See the "Definitions" section for definitions of our non-GAAP measures and reasons management believes these measures are useful to investors.

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2 Operating Assets: Results by Asset Type

Q1 2026 (1) Total Operating Assets NOI by Asset Type


Other
5%
Multifamily
25%
50%
Office
20%
Retail

Q1 2026 (1) Adj. Maintenance Free Cash Flow By Asset Type


Other
12%
Office
32%
Multifamily
27%
29%
Retail

Note: Total Operating Assets NOI and Adjusted Maintenance Free Cash Flow are non-GAAP performance measures. See the "Definitions" section for definitions of our non-GAAP measures and reasons management believes these measures are useful to investors.

(1) TTM as of March 31, 2026

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3 Condominiums: Sales Activity & Profit Generation

($ in millions)	Q1 2026	Q1 2025	TTM Q1 2026	TTM Q1 2025
Condominium Sales Activity & Gross Profit				
Number of Condo Units Closed During the Period	**6 Units**	**0 Units**	**696 Units**	**349 Units**
Condo Rights & Unit Sales	$3.1	$0.3	$372.9	$778.9
Condo Rights & Unit Cost of Sales	(3.1)	(0.2)	(372.3)	(579.0)
Condo Gross Profit	**$0.0**	**$0.1**	**$0.6**	**$200.0**
Gross Profit Margin %	*— %*	*29.2 %*	*0.2 %*	*25.7 %*

Commentary

- Quarterly condo activity reflected the final six Ulana closings, generating $3.1 million of revenue with essentially no gross profit, which is consistent with expectations for a workforce housing tower
- TTM Q1 2026 results remain heavily influenced by the delivery of Ulana and is not representative of the earnings potential embedded in the market-rate condo pipeline
- Completion of The Park Ward Village is expected in Q2 2026
- Commenced construction on The Launiu during the first quarter, further advancing the next leg of the Ward Village pipeline

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12H O W A R D H U G H E S H O L D I N G S Condominiums: Future Condo Tower Pipeline3 Under Construction Predevelopment ($ in millions) The Park Ward Village Ritz-Carlton Residences Kalae The Launiu Melia ‘Ilima Total Under Construction & Predevelopment Condo Tower Pipeline Key Metrics Location Ward Village The Woodlands Ward Village Ward Village Ward Village Ward Village Total Number of Units 545 Units 111 Units 329 Units 485 Units 220 Units 148 Units 1,838 Units % Units Closed or Contracted 97% 77% 94% 74% 70% 61% 83% Future Revenue Expectations & Timing Estimated Delivery Date Q2 2026 2027 2028 2028 2030 2030 Estimated Future GAAP Revenue at Sellout (1) $730 $506 $817 $887 $992 $1,073 $5,005 Future GAAP Revenue Under Contract $702 $387 $779 $621 $802 $780 $4,071 Despite the lumpiness of condominium cash flows, our pipeline of future towers is significantly de-risked with 83% of our 1,838 units pre-sold (1) Estimated future GAAP revenue at sellout includes future GAAP revenue under contract plus the expected base price of unsold units, estimated buyer upgrades for unsold units, and expected base price for unsold storage and parking spaces.

4 Other Expenses: HHH Adj. G&A and Net Interest Expense

($ in millions)	Q1 2026	Q1 2025	TTM Q1 2026	TTM Q1 2025
HHH General & Administrative Expense Detail				
G&A Expense	$25.8	$22.4	$125.6	$92.5
Less: Restructuring & Acquisition-Related Costs	(3.4)	—	(29.3)	—
Less: Pershing Square Base & Variable Fees	(3.8)	—	(20.9)	—
Adjusted G&A Expense	**$18.5**	**$22.4**	**$75.3**	**$92.5**
HHH Net Interest Expense Detail				
Interest Expense, net	$27.1	$35.0	$115.1	$143.3
Less: MPC Net Interest Income	21.7	16.8	80.1	62.0
Less: Operating Assets Net Interest Expense	(33.5)	(34.2)	(135.9)	(139.5)
Adjusted Net Interest Expense	**$15.3**	**$17.5**	**$59.2**	**$65.8**
HHH Adjusted G&A and Net Interest (1)	**$33.9**	**$40.0**	**$134.6**	**$158.3**

Commentary

- Q1 2026 G&A increased to $25.8 million, which included $3.4 million of acquisition-related costs associated with the pending Vantage purchase
- Declines in Adjusted G&A Expense for the quarter and TTM reflect restructuring efforts executed over the past year to create an efficient and scalable platform to support the Company's transition into a diversified holding company
- Interest Expense, net during the quarter and TTM includes positive impact of interest income received from invested cash balances

Note: Adjusted G&A Expense is a non-GAAP performance measure. See the "Definitions" section for definitions of our non-GAAP measures and reasons management believes these measures are useful to investors.
(1) Adjusted Net Interest Expense amount disclosed in this presentation excludes MPC net interest income that is already included in MPC Segment EBT and Operating Assets net interest expense that is already included in Adjusted Maintenance Free Cash Flow.

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HHH Debt & Liquidity Overview

Q1 2026 HHH Net Debt Summary

($ in millions)	Amount
Operating Assets Debt	$2,751
MPC Debt	161
Strategic Developments Debt	626
Senior Unsecured Notes	2,300
Deferred Financing Costs	(47)
Mortgages, Notes, & Loans Payable, Net	**$5,791**
Less: Unamortized Deferred Financing Costs	47
Less: Cash & Cash Equivalents [1]	(1,836)
HHH Net Debt	**$4,002**
Less: Operating Assets Debt	(2,751)
HHH Net Debt Excluding Operating Assets Debt [2]	**$1,252**

Q1 2026 Liquidity & Debt Maturity Schedule [3]



($ in millions)
$2,351
$515
$1,836
Liquidity
$573
$310
$263
2026
$570
$140
$430
2027
$273
$174
2028
$1,079
$650
$429
2029
$349
$279
2030
$2,995
$1,650
$1,345
Thereafter
Cash & Cash Equivalents
Senior Unsecured Notes
Revolver Capacity
Condo Construction Loans
Mortgages & Loans Payable

Note: Net Debt is a non-GAAP performance measure. See the "Definitions" section for definitions of our non-GAAP measures and reasons management believes these measures are useful to investors.
(1) Represents consolidated unrestricted cash for HHH, comprised of $907 million at the HHH level and $929 million at the HHC level.
(2) Excludes Operating Assets Debt as the interest expense burden is already captured in Operating Assets Adjusted Maintenance Free Cash Flow.
(3) The debt maturities table excludes $47 million in deferred financing costs.

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15H O W A R D H U G H E S H O L D I N G S Operating Asset Net Operating Income (NOI): We define NOI as operating revenues (rental income, tenant recoveries, and other revenues) less operating expenses (real estate taxes, repairs and maintenance, marketing, and other property expenses). NOI excludes straight-line rents and amortization of tenant incentives, net; interest expense, net; ground rent amortization; demolition costs; other income (loss); depreciation and amortization; development-related marketing costs; gain on sale or disposal of real estate and other assets, net; loss on extinguishment of debt; provision for impairment; and equity in earnings from unconsolidated ventures. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets segment because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. While NOI is a relevant and widely used measure of operating performance of real estate companies, it does not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance. NOI does not purport to be indicative of cash available to fund our future cash requirements. Total Operating Assets NOI: This term represents NOI as defined above with the addition of our share of NOI from unconsolidated ventures. We do not control investments in unconsolidated properties, and while we consider disclosures of our share of NOI to be useful, they may not accurately depict the legal and economic implications of our investment arrangements. Adjusted Maintenance Free Cash Flow: We define adjusted maintenance free cash flow as Total Operating Asset NOI less Operating Assets net interest expense, depreciation of tenant improvement expenditures, and amortization of deferred leasing commissions. We believe that adjusted maintenance free cash flow provides investors a measure to model the recurring, property-level cash generation capabilities of the Operating Assets segment. Adjusted G&A Expense: Adjusted G&A expense is a non-GAAP financial measure that we define as general and administrative expenses, excluding (i) expenses associated with reductions in force, including severance and stock compensation, (ii) acquisition-related transaction costs, including legal, advisory, due diligence and integration planning costs, (iii) fees payable to Pershing Square, and (iv) other non-recurring costs. We believe Adjusted G&A is useful to investors and other users of our financial statements as a supplemental measure of the ongoing level of general and administrative expenses required to support our operations. By excluding expenses related to reductions in force and acquisition-related transaction costs, which are directly associated with specific corporate actions and can vary significantly, Adjusted G&A provides greater comparability of our period-over-period overhead efficiency and better reflects the underlying cost structure of our business. Net Debt: The Company revised the definition of its non-GAAP measure, net debt, to simplify its calculation. Under the revised definition, net debt excludes the impact of unamortized deferred financing costs and our ownership share of debt of our unconsolidated ventures, whereas prior periods included these amounts. In addition, under the revised definition, Net Debt is reduced only by readily available cash sources, consisting of cash and cash equivalents. Prior periods included our ownership share of our unconsolidated ventures’ cash and certain receivable balances as liquidity sources, which are excluded under the revised definition. Net debt is now defined as mortgages, notes, and loans payable, excluding the impact of unamortized deferred financing costs, reduced by cash and cash equivalents available to satisfy such obligations. Management believes the updated definition provides a more meaningful measure of the Company’s leverage by (i) focusing on obligations for which the Company has primary responsibility and control and (ii) using a more conservative measure of liquidity that reflects only readily available cash resources. This change enhances transparency and comparability for investors. Although net debt is a non-GAAP financial measure, we believe that such information is useful to our investors and other users of our financial statements as net debt and its components are important indicators of our overall liquidity, capital structure, and financial position. Same Store NOI: We calculate Same Store NOI as Operating Assets NOI applicable to consolidated properties acquired or placed in service prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented. Same Store NOI also includes the Company's share of NOI from unconsolidated ventures and the annual distribution from a cost basis investment. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of our operating performance. We believe that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Trailing Twelve Months (TTM): Trailing twelve months as of the specified period end. Non-GAAP Definitions

Appendix: Non-GAAP Reconciliations

Reconciliation of Non-GAAP Financial Measure

$ in millions	Q1 2026	Q1 2025	TTM Q1 2026	TTM Q1 2025
Reconciliation of Operating Assets Segment EBT to Total Operating Asset NOI				
Total Revenues	$119.2	$114.0	$470.8	$451.3
Total Operating Expenses	(50.9)	(48.8)	(206.4)	(197.3)
Segment Operating Income (Loss)	**$68.3**	**$65.2**	**$264.4**	**$254.0**
Depreciation & Amortization	(45.6)	(43.1)	(175.3)	(170.3)
Interest Income (Expense), Net	(33.5)	(34.2)	(135.9)	(139.5)
Other Income (Loss), Net	—	(0.2)	2.5	0.2
Equity in Earnings (Losses) from Unconsolidated Ventures	5.9	4.6	6.1	4.6
Gain (Loss) on Sale or Disposal of Real Estate & Other Assets, Net	—	10.0	4.4	28.1
Gain (Loss) on Extinguishment of Debt	—	—	(0.7)	(0.5)
Operating Assets Segment EBT	**$(4.9)**	**$2.3**	**$(34.6)**	**$(23.3)**
Add Back:				
Depreciation & Amortization	45.6	43.1	175.3	170.3
Interest Income (Expense), Net	33.5	34.2	135.9	139.5
Equity in Earnings (Losses) from Unconsolidated Ventures	(5.9)	(4.6)	(6.1)	(4.6)
Gain (Loss) on Sale or Disposal of Real Estate & Other Assets, Net	—	(10.0)	(4.4)	(28.1)
Gain (Loss) on Extinguishment of Debt	—	—	0.7	0.5
Impact of Straight-Line Rent	(2.6)	(1.2)	(3.4)	(5.1)
Other	—	0.2	0.2	(0.1)
Operating Assets NOI	**$65.7**	**$64.0**	**$263.6**	**$249.1**
Company's Share of NOI from Equity Investments	2.2	1.9	8.9	8.3
Distributions from Summerlin Hospital Investment	5.3	5.6	5.3	5.6
Company's Share of NOI from Unconsolidated Ventures	**$7.5**	**$7.5**	**$14.2**	**$13.9**
Total Operating Assets NOI	**$73.1**	**$71.6**	**$277.9**	**$263.0**

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